                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.      )

         Filed by the registrant [X]
         Filed by a party other than the registrant [ ]


         Check the appropriate box:
         [ ]  Preliminary proxy statement
         [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
         [X]  Definitive proxy statement
         [ ]  Definitive additional materials
         [ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                        BOYD BROS. TRANSPORTATION INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):
         [X]  No fee required.
         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

         (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

--------------------------------------------------------------------------------

         (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

         [ ] Fee paid previously with preliminary materials.





---------------------------------

         (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount previously paid:

--------------------------------------------------------------------------------

         (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

         (3) Filing party:

--------------------------------------------------------------------------------

         (4) Date filed:

--------------------------------------------------------------------------------

                         BOYD BROS. TRANSPORTATION INC.
                                3275 Highway 30
                            Clayton, Alabama 36016




                                                                  April 23, 1997


Dear Stockholder:

It is my pleasure to invite you to the 1997 Annual Meeting of Stockholders of Boyd Bros. Transportation Inc. (the "Company"). The meeting will be held at 11:00 a.m., local time, on Tuesday, May 27, 1997, at the Company's corporate headquarters, 3275 Highway 30, Clayton, Alabama 36016. Admission to the meeting will begin at 10:00 a.m.

The attached Notice of Annual Meeting of Stockholders and Proxy Statement cover the formal business of the meeting, which includes the following proposals: (i) the election of four Directors, (ii) the ratification of an amendment to the 1994 Stock Option Plan removing a limit on the maximum number of shares that may be issued and sold under the Plan to any one employee, (iii) the approval of a plan of Internal Restructuring whereby the Board of Directors is authorized to (a) cause the formation of a wholly-owned Alabama subsidiary and
(b) effect the transfer of all, substantially all or any portion of the assets and liabilities of the Company to such subsidiary in exchange for stock of the subsidiary, and (iv) the ratification of the appointment of Deloitte & Touche LLP to serve as independent auditors for the Company for the year ending December 31, 1997. Also during the meeting, management will address other corporate matters that may be of interest to you as a stockholder.

It is important that your shares be represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To be sure your shares are represented, we urge you to complete and mail the enclosed proxy card as soon as possible. If you attend the meeting and wish to vote in person, the ballot that you submit at the meeting will supersede your proxy.

                                        Sincerely,




                                        Dempsey Boyd
                                        Chairman of the Board

                        BOYD BROS. TRANSPORTATION INC.

                                -------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 MAY 27, 1997

                                -------------


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Boyd Bros. Transportation Inc., a Delaware corporation (the "Company"), will be held on May 27, 1997 at 11:00 a.m., local time, at the Company's corporate headquarters, 3275 Highway 30, Clayton, Alabama 36016, for the following purposes:

                 (1) To elect three Directors, each to hold office for a three-year term expiring at the 2000 Annual Meeting of Stockholders and one Director to hold office for a two-year term expiring at the 1999 Annual Meeting of Stockholders;

                 (2) To ratify an amendment to the 1994 Stock Option Plan removing the requirement regarding the maximum number of shares that may be issued and sold under the Plan to any one employee;

                 (3) To approve a plan of Internal Restructuring whereby the Board of Directors is authorized to (a) cause the formation of a wholly-owned Alabama subsidiary and (b) effect the transfer of all, substantially all or any portion of the assets and liabilities of the Company to such subsidiary in exchange for stock of the subsidiary;

                 (4) To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 1997; and

                 (5) To consider and take action upon any other business as may properly come before the Meeting or any postponements or adjournments thereof;

all as set forth in the Proxy Statement accompanying this Notice.

         Only holders of record of the Company's Common Stock, par value $.001 per share, as of the close of business on April 4, 1997 are entitled to notice of, and to vote at, the Meeting and any postponement or adjournment thereof.


                                             By Order of the Board of Directors,



                                             Gail B. Cooper
                                             Secretary


Clayton, Alabama

April 23, 1997






--------------------------------------------------------------------------------
                                   IMPORTANT

         WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, PLEASE VOTE BY MEANS OF THE ENCLOSED PROXY CARD THAT YOU ARE REQUESTED TO SIGN, DATE AND RETURN AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.
--------------------------------------------------------------------------------

                         BOYD BROS. TRANSPORTATION INC.
                                3275 HIGHWAY 30
                             CLAYTON, ALABAMA 36016


                                ---------------

                                PROXY STATEMENT

                                ---------------




         This Proxy Statement and the accompanying proxy card are being furnished to the stockholders of Boyd Bros. Transportation Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the "Meeting") to be held on May 27, 1997 at 11:00 a.m., local time, at the Company's corporate headquarters, 3275 Highway 30, Clayton, Alabama 36016, or at any postponement or adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Proxy Statement and accompanying proxy card are first being mailed or otherwise distributed to stockholders on or about April 23, 1997.


         Holders of record of outstanding shares of the Company's common stock, par value $.001 per share (the "Common Stock"), at the close of business on April 4, 1997 (the "Record Date") are entitled to notice of and to vote at the Meeting. Each stockholder is entitled to one vote for each share of Common Stock held on the Record Date. On the Record Date, there were 3,700,688 shares of Common Stock outstanding.

         Shares of Common Stock cannot be voted at the Meeting unless the owner is present or represented by proxy. A proxy may be revoked at any time before it is voted by (1) giving written notice of revocation to the Secretary of the Company, (2) executing and delivering to the Company at the address shown above a new proxy bearing a later date, or (3) attending the Meeting and voting in person. All properly executed proxies, unless previously revoked, will be voted at the Meeting or at any postponement or adjournment thereof in accordance with the directions given.

         With respect to the election of Directors, stockholders of the Company voting by proxy may vote in favor of the nominees, may withhold their vote for the nominees, or may withhold their vote as to specific nominees. With respect to the other proposals for stockholder action, stockholders of the Company voting by proxy may vote in favor of such proposals, against such proposals or may abstain from voting on such proposals. If no specific instructions are given with respect to the matters to be acted upon at the Meeting, shares of Common Stock represented by a properly executed proxy will be voted FOR (1) the election of all nominees listed under the caption "Election of Directors," (2) the ratification of an amendment to the 1994 Stock Option Plan removing a limit on the maximum number of shares that may be issued and sold under the Plan to any one employee, (3) the approval of a plan of Internal Restructuring whereby the Board of Directors is authorized to (a) cause the formation of a wholly-owned Alabama subsidiary and (b) effect the transfer of all, substantially all or any portion of the assets and liabilities of the Company to such subsidiary in exchange for stock of the subsidiary, and (4) the ratification of the appointment of Deloitte & Touche LLP to serve as independent auditors for the Company for the year ending December 31, 1997.
The Board of Directors does not intend to present and knows of no others who intend to present at the Meeting any matter of business other than those matters set forth in the accompanying Notice of Annual Meeting of Stockholders. However, if other matters (including shareholder proposals omitted from this proxy statement in accordance with the rules and regulations of the Securities and Exchange Commission ("SEC")) properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment.

         At the Meeting, inspectors of election will determine the presence of a quorum and tabulate the results of the voting by stockholders. A majority of the outstanding shares of Common Stock must be present in person or by proxy at the Meeting in order to have the quorum necessary for the transaction of business. Abstentions and non-votes will be counted for purposes of determining the presence of a quorum at the Meeting. The nominees for Director will be elected by the affirmative vote of a plurality of the shares of Common Stock present in person or by proxy and actually voting at the Meeting. All other matters require for their approval the favorable vote of a majority of the shares of Common Stock voted in person or by proxy at the Meeting. Abstentions and non-votes will have no effect on the outcome of any voting. A non-vote may occur when a nominee holding shares of Common Stock for a beneficial owner does not vote on a proposal because such nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

         A proxy card is enclosed for your use. YOU ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS TO COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE, which is postage prepaid if mailed from within the United States.

         The cost of soliciting proxies will be paid by the Company. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to their principals, and the Company will reimburse them for their expenses in so doing. Officers and other regular employees of the Company may also request the return of proxies by telephone, telegram, or in person.

         A copy of the 1996 Annual Report to Stockholders, which includes the financial statements of the Company for the fiscal year ended December 31, 1996, is being mailed with this Proxy Statement to all stockholders entitled to vote at the Meeting.



         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of March 31, 1997, certain information with respect to all stockholders known by the Company to be the beneficial owners of more than 5% of the Common Stock, the only class of voting securities outstanding, as well as information with respect to the Common Stock owned beneficially by each Director and Director Nominee of the Company, by each Executive Officer named in the Summary Compensation Table on page 4 and by all Directors, Director Nominees and Executive Officers of the Company as a group. Certain information set forth in the table is based upon information contained in filings made by such beneficial owners with the Securities and Exchange Commission (the "Commission").

                                                                Amount and Nature        Approximate
                                                                  of Beneficial          Percent of
         Name of Beneficial Owner                                  Ownership(1)         Common Stock
         ------------------------                             ---------------------     ------------
         Dempsey Boyd(2) . . . . . . . . . . . . . . . . .           1,211,516  (3)         32.7%

         Donald G. Johnston(2) . . . . . . . . . . . . . .             713,838  (4)         19.3%

         Gail B. Cooper(2) . . . . . . . . . . . . . . . .             394,000  (5)         10.6%

         Ginger B. Tibbs(2)  . . . . . . . . . . . . . . .             394,500  (6)         10.6%

         Frances S. Boyd(2)  . . . . . . . . . . . . . . .           1,211,516  (7)         32.7%

         Richard C. Bailey . . . . . . . . . . . . . . . .              31,012  (8)           *

         Glyn E. Newton  . . . . . . . . . . . . . . . . .               8,800  (9)           *

         W. Wyatt Shorter  . . . . . . . . . . . . . . . .               9,500 (10)           *

         Paul G. Taylor  . . . . . . . . . . . . . . . . .               3,500  (1)           *

         Boyd Whigham  . . . . . . . . . . . . . . . . . .               9,500 (12)           *

         Stephen J. Silverman  . . . . . . . . . . . . . .               1,000                *

         All Directors, Director Nominees and
          Executive Officers as a group
          (11 persons) (13)  . . . . . . . . . . . . . . .           2,777,166              75.0%

----------------------------

 *      Less than one percent of the Common Stock.
(1) Under the Rules of the Commission, a person is deemed to be the beneficial owner of a security if such person has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. Unless otherwise indicated by footnote, the named persons have sole voting and investment power with respect to the shares of Common Stock beneficially owned.
(2) The address for each of Mr. and Mrs. Boyd, Mr. Johnston, Ms. Cooper and Ms. Tibbs is 3275 Highway 30, Clayton, Alabama 36016.
(3) Includes 384,000 shares owned by Mr. Boyd's wife, Frances S. Boyd. Excludes 2,500 shares held as custodian for five minor grandchildren, as to which shares Mr. Boyd disclaims beneficial ownership.
(4) Includes 9,000 shares obtainable by Mr. Johnston within 60 days of March 29, 1997 upon the exercise of non-qualified stock options.
(5) Includes 9,000 shares obtainable by Ms. Cooper within 60 days of March 29, 1997 upon the exercise of non-qualified stock options. Also includes 1,000 shares held by a third party custodian for Ms. Cooper's children, as to which shares she disclaims beneficial ownership.
(6) Includes 9,000 shares obtainable by Ms. Tibbs within 60 days of March 29, 1997 upon the exercise of non-qualified stock options. Also includes 1,500 shares held by a third party custodian for Ms. Tibbs' children, as to which shares she disclaims beneficial ownership.
(7)     Includes 827,516 shares owned by Mrs. Boyd's husband, Dempsey Boyd.
(8) Includes 24,000 shares obtainable by Mr. Bailey within 60 days of March 29, 1997 upon the exercise of non-qualified stock options.
(9) Includes 100 shares owned by Mr. Newton's wife. Also, includes 7,500 shares obtainable by Mr. Newton within 60 days of March 29, 1997 upon the exercise of non-qualified stock options.
(10) Includes 7,500 shares obtainable by Mr. Shorter within 60 days of March 29, 1997 upon the exercise of non-qualified stock options.
(11) Includes 2,500 shares obtainable by Mr. Taylor within 60 days of March 29, 1997 upon the exercise of non-qualified stock options.
(12) Includes 7,500 shares obtainable by Mr. Whigham within 60 days of March 29, 1997 upon the exercise of non-qualified stock options.
(13) Includes 384,000 shares owned by Mrs. Boyd that are deemed to be beneficially owned by Mr. Boyd.


          NOTICE PURSUANT TO SECTION 16 OF THE SECURITIES EXCHANGE ACT

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires that the Company's Directors, Executive Officers and persons who beneficially own more than ten percent of the Company's Common Stock file with the Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of such Common Stock. Directors, Executive Officers and persons who beneficially own greater than ten percent of the Common Stock are required by the Commission's rules to furnish the Company with copies of all such reports. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company or written representations from the Company's Directors and Executive Officers that no other reports were required, all Section 16(a) filing requirements applicable to the Company's Directors and Executive Officers were complied with during the year ended December 31, 1996, except that Mr. Johnston failed to timely report a sale of stock in October 1996. Such sale was reported in December 1996.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

        The following table sets forth in summary form all compensation for all services rendered in all capacities to the Company for the years ended December 31, 1996, 1995 and 1994, respectively, to (a) the Chief Executive Officer of the Company and (b) to those executive officers of the Company who earned in excess of $100,000 (collectively with the Chief Executive Officer, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                                LONG TERM
                                                                                                COMPENSA-
                                                        ANNUAL COMPENSATION                       TION
                                           ---------------------------------------------      --------------
                                                                                Other                                All
                                                                               Annual           Securities          Other
 Name and                                                                      Compen-          Underlying         Compen-
 Principal Position            Year          Salary           Bonus           sation(1)         Options(#)         sation(2)
--------------------         --------      ----------       -----------     ------------      --------------     -------------
 Donald G. Johnston,           1996         $175,000           ---           $  2,067               ---             $  4,742
  President and Chief          1995          176,458       $111,159(3)          2,360               ---                4,750
  Executive Officer. .         1994          136,667         81,068            22,490             15,000             635,954


 Dempsey Boyd,                 1996          175,000           ---              1,470              ---                 4,742
  Chairman of the              1995          176,458        111,159(3)          1,362              ---                 4,750
  Board  . . . . . . .         1994          136,667         81,068               864              ---               918,754

 Richard C. Bailey,            1996           96,880         15,000             6,000              ---                 3,778
  Chief Financial              1995           88,000         12,280             4,000             10,000               3,378
  Officer  . . . . . .         1994           73,333         22,561              ---              30,000               3,255

--------------------------

(1)     Constitutes automobile allowances.
(2) Includes $631,250 and $914,050 received by Mr. Johnston and Mr. Boyd, respectively, during 1994, in each case as part of distributions of S Corporation earnings to the Company's stockholders prior to its initial public offering. The Company terminated its S Corporation status on March 30, 1994. The remaining amounts constitute matching contributions by the Company to the 401(k) plan ($4,500 in 1994, 1995 and 1996 to each of Mr. Johnston and Mr. Boyd, and $3,051 in 1994, $3,128 in 1995 and $3,536 in 1996 to Mr. Bailey and payment of life insurance premiums ($204 in 1994, $250 in 1995 and $242 in 1996 for each of Messrs. Johnston, Boyd and Bailey).
(3) Mr. Johnston and Mr. Boyd each received a bonus of $111,159 that was paid in 1995 but was based upon the Company's 1994 performance, pursuant to the Company's senior management bonus plan.

STOCK OPTIONS

        The following table contains information concerning the grant of stock options under the Company's 1994 Stock Option Plan to the Named Executive Officers during the year ended December 31, 1996:

                       OPTION GRANTS IN LAST FISCAL YEAR


                                                     Individual Grants
                            ------------------------------------------------------------------
                                                 Percent of                                         Potential Realizable
                                                   Total                                              Value of Assumed
                              Number of           Options                                           Anual Rates of Stock
                              Securities         Granted to                                         Price Apprecition for
                              Underlying         Employees         Exercise or                           Option Term
                               Options           in Fiscal         Base Price         Expiration
        Name                  Granted (#)          Year            ($/Share)             Date           5%          10%
--------------------------  ---------------    --------------------------------    --------------   -------------------------
 Richard C. Bailey . . . .      10,000             22.5              7.75             1/15/2006        $21,411     $123,515


OPTION EXERCISES AND HOLDINGS

        The following table sets forth information with respect to stock options exercised during the last fiscal year by the Named Executive Officers, the aggregate number of unexercised options to purchase Common Stock granted in all years to the Named Executive Officers and held by them as of December 31, 1996, and the value of unexercised in-the-money options (i.e., options that had a positive spread between the exercise price and the fair market value of the Common Stock) as of December 31, 1996:

                      AGGREGATED OPTION EXERCISES IN LAST
                 FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                                                                   Value of
                                                                            Number of             Unexercised
                                                                           Unexercised           In-the-Money
                                                                             Options                Options
                                                                           at Year-End            at Year-End
                                                                               (#)                    ($)
                                         Shares             Value         -------------          -------------
                                       Acquired on        Realized        Exercisable/           Exercisable/
               Name                   Exercise (#)           ($)          Unexercisable          Unexercisable
               ----                   ------------        ---------       -------------          -------------
 Donald G. Johnston  . . . . . .           ---               ---           6,000/15,000              0/(1)
 Richard C. Bailey . . . . . . .           ---               ---          18,000/50,000              0/(1)

------------------

(1)     None of such options were in-the-money at December 31, 1996.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        All decisions relating to executive compensation during 1996 were made by the Compensation Committee of the Board of Directors, which consisted of W. Wyatt Shorter, Chairman, Boyd Whigham, Glyn E. Newton, and Paul G. Taylor.

        Gail Cooper, the Secretary of the Company, and Ginger Tibbs, the Treasurer of the Company, are the daughters of Mr. Boyd and served as Directors of the Company through March 17, 1994. As compensation for her services as Secretary, Ms. Cooper was paid an aggregate of approximately $61,900 in 1996. The Compensation Committee authorized an increase in compensation for 1997 to $66,000. As compensation for Ms. Tibbs' services as Treasurer, Ms. Tibbs was paid an aggregate of approximately $50,750 in 1996. The Compensation Committee authorized an increase in compensation for 1997 to $55,000.


            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The following paragraphs constitute the report of the Compensation Committee of the Board of Directors (the "Committee") on executive compensation policies for fiscal year 1996. In accordance with Securities and Exchange Commission rules, this report shall not be deemed to be incorporated by reference into any statements or reports filed by the Company with the Commission that do not specifically incorporate this report by reference, notwithstanding the incorporation of this Proxy Statement into any such report.

        The Committee administers the compensation program for operating officers of the Company and bases its decisions on both individual performance and the financial results achieved by the Company. While the Committee consults with the Chief Executive Officer and Chairman of the Board on certain matters, all compensation decisions are made by the Committee without such officers' participation.

        The principal elements of the compensation program for executive officers are base salary, performance-based annual bonuses and stock options. The goals of the program are to give the executive officers incentives to work toward the improved financial performance of the Company and to reward them for their contributions to the Company's success. The program is also designed to encourage the Company's key executives, to maximize the Company's premium service to its customers and high standards of efficiency, productivity and safety. For a summary of 1996 compensation, see the Summary Compensation Table under the heading "Compensation of Executive Officers" above.

        Salaries. The Committee has based its decisions on salaries for the Company's executive officers, including its chief executive officer and chief financial officer, on a number of factors, both objective and subjective. Objective factors considered include increases in the cost of living, the Company's overall historical performance, and comparable industry data, although no specific formulas based on such factors have been used to determine salaries. Salary decisions are based primarily on the Committee's subjective analysis of the factors contributing to the Company's long-term success and of the executives' individual contributions to such success.

        Bonuses. For fiscal year 1996, the Committee imposed a sliding scale for the bonus program, pursuant to which no bonuses would be paid unless the Company earned a specified minimum amount of net (after-tax) income. Under this program, the required level of net income was not reached and no bonuses were paid thereunder for 1996. Mr. Bailey received a bonus of $15,000 in 1996 which was the guaranteed minimum for his position and was paid pursuant to a bonus program based on the Company's operating ratio. The current program for fiscal year 1997 includes a sliding scale for which no bonuses will be paid unless a minimum earnings per share of $.47 and a minimum growth rate of 12% is achieved. Under this program, a maximum bonus of 100% of salary for Mr. Boyd and Mr. Johnston and a maximum bonus of 50% of salary for Mr. Bailey would be paid if earnings per share are at least $.60 and a growth rate of at least 18% is achieved. There is no guaranteed minimum for any position under the 1997 bonus program. The remaining executive officers participate in a quarterly bonus program in which bonuses are paid based on income before taxes.

        Stock Options. The Committee views stock options as its primary long term compensation vehicle for the Company's executive officers. At the time of the Company's initial public offering in May 1994, the Committee granted an aggregate of stock options under the 1994 Stock Option Plan to each of the Company's executive officers, other than Mr. Boyd, who, as founder of the Company, elected not to participate. In 1996, the Committee granted an aggregate of 1,000 options to one of the named executive officers whose individual performance, in the Committee's view, warranted an enhanced equity position in the Company.

        Chief Executive Officer. The salary established in 1996 for Mr. Johnston, the chief executive officer of the Company, was based on the factors and analysis described above. The Committee, at the suggestion of Mr. Johnston, decided not to increase Mr. Johnston's salary in 1996 in recognition of the Company's performance over the past several years. Specific factors considered by the Committee include the President's current responsibilities with the Company, and the Company's performance in light of increasingly difficult competitive pressures in the industry in the past several years.

By the Members of the Compensation Committee:

Glyn E. Newton     Paul G. Taylor    Boyd Whigham    W. Wyatt Shorter (Chairman)

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

        The following graph compares the cumulative total stockholder return (assuming reinvestment of dividends) on the Company's Common Stock against the Nasdaq Stock Market and the Nasdaq Trucking and Transportation Stock Index, from May 10, 1994, the date on which the Company's Common Stock was first traded on the Nasdaq National Market, through December 31, 1996. The graph assumes that the value of the investment in the Company's Common Stock on each index was $100 on May 10, 1994. The Company has not paid any dividends on its Common Stock and does not expect to pay dividends for the foreseeable future. The stockholder return performance graph below is not necessarily indicative of future performance.

                                             5/10/94             12/94              12/95              12/96
Boyd Bros Transportation Inc.                  $100               $ 90               $ 67               $ 64
NASDAQ U.S. Companies                          $100               $105               $148               $182
NASDAQ Trucking & Transportation               $100               $ 94               $109               $121

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        For a discussion of transactions involving certain of the Company's executive officers, directors, director nominees and their affiliates, see "Compensation Committee Interlocks and Insider Participation."



              OPERATIONS OF THE BOARD OF DIRECTORS AND COMMITTEES

        Pursuant to the Certificate of Incorporation of the Company, the Board of Directors is classified into three classes, each of which shall be as nearly equal in number as possible, and will be elected to a three-year term. The By-laws of the Company provide that the number of Directors shall be fixed by resolution of the Board of Directors or by the stockholders at the annual meeting or a special meeting. The size of the Board of Directors is presently set at seven members but is anticipated to be increased to eight members in conjunction with the 1997 Annual Meeting of Stockholders.

        The Board of Directors holds regular meetings and special meetings at the call of the Chairman of the Board, the President or any two members of the Board of Directors. In 1996, the Board of Directors held five meetings. Presently, the Board has standing Audit, Compensation and Executive Committees, which assist in the discharge of the Board's responsibilities. Members of such Committees serve at the pleasure of the Board of Directors.

        The Audit Committee consists of four Directors. The Audit Committee reports to the Board of Directors with regard to auditing and accounting matters, including the selection of independent auditors. The members of the Audit Committee currently are Paul Taylor, Chairman, W. Wyatt Shorter, Glyn E. Newton, and Boyd Whigham. The Audit Committee met one time during 1996.

        The Compensation Committee consists of four Directors who are "disinterested persons" within the meaning of Rule 16b-3 under the Exchange Act. This Committee administers the Company's 1994 Stock Option Plan and employee benefit plans, and is responsible for establishing compensation programs for the Company's executive officers. The members of this Committee currently are W. Wyatt Shorter, Chairman, Paul Taylor, Glyn E. Newton and Boyd Whigham. The Compensation Committee met three times during 1996.

        The Executive Committee was established in 1997 and consists of four Directors. The Executive Committee reports to the Board of Directors with regard to strategic planning and is responsible for evaluating and establishing a succession plan for the Company. The members of this Committee currently are Dempsey Boyd, Donald Johnston, W. Wyatt Shorter and Boyd Whigham. A chairman has not yet been selected. The Executive Committee anticipates meeting on a monthly basis.

        Directors who are not executive officers of the Company are paid a fee of $1,500 for each Board meeting attended in person and $750 for each Board meeting attended by telephone, and are reimbursed for travel expenses incurred in connection with attending meetings. Non-employee Directors who serve on the Executive Committee receive an additional fee of $1,000 for each Executive Committee meeting attended. Directors are not entitled to additional fees for serving on other committees of the Board of Directors.

                             ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

GENERAL

        Stockholders will vote on the election of four Directors, three of whom will be elected to serve a three-year term, until their successors have been elected and qualified and one of whom who will be elected to serve a two-year term, until his successor has been elected and qualified.

        The shares represented by the proxies solicited hereby will be voted in favor of the election of the persons named below unless authorization to do so is withheld by proxy. In the event that any of the nominees should be unable to serve as Director, an event which the Company does not presently anticipate, it is the intention of the persons named in the proxies to cast the votes represented by the proxies for the election of such other person or persons as the Board of Directors may nominate.

        The nominees for reelection at the Meeting are as follows: Donald G. Johnston, Glyn E. Newton and W. Wyatt Shorter. The nominee for election at the Meeting is Stephen J. Silverman.

        Based upon information received from the respective Directors, set forth below is information with respect to each of the nominees for the Board of Directors, as well as certain information concerning the Directors whose terms extend beyond the 1996 Annual Meeting.

DIRECTOR TO BE ELECTED TO SERVE UNTIL 1999

        Stephen J. Silverman, age 52, has been the President of Silver Solutions, Inc., a transportation company based in Jacksonville, Florida since January 1997. Prior thereto, he served as President/Chief Executive Officer and a director of SilverEagle Transport, Inc., an irregular route truckload carrier based in Jacksonville, Florida, since 1984. He is also currently a director of Raven Transport, Inc., a minority owned dry van truckload carrier. He has previously served as Chairman of the Georgia Trucking Profitability Conference, as well as on the Boards of the American Trucking Association, Florida Trucking Association, and the Interstate Truckload Carriers Conference. Mr. Silverman received a B.A. from Bradley University, and an M.B.A. from the University of Michigan.


DIRECTORS TO BE ELECTED TO SERVE UNTIL 2000

        Donald G. Johnston, age 60, has served as President and Chief Executive Officer of the Company since April 1980, and as a Director since December 1979. Prior to that time, he served as Vice President and General Manager since joining the Company in 1979. Mr. Johnston has a background in industrial management and sales, and is active in, and has previously served as chairman of, the Alabama Trucking Association and the University of Georgia Trucking Profitability Strategies Conference. Mr. Johnston received a B.S. in industrial management from Auburn University.

        Glyn E. Newton, age 55, has served as a Director of the Company since October 1992. Mr. Newton has been the owner of Glyn Ed Newton and Associates, Inc., a regional training organization that is licensed to present programs developed by Dale Carnegie & Associates, since 1975. Mr. Newton periodically serves as a consultant to the Company on quality improvement matters.

        W. Wyatt Shorter, age 65, has served as a Director of the Company since May 1994. Mr. Shorter is presently retired, after serving as President, from 1978 until 1993, of MacMillan Bloedel Inc., a subsidiary of MacMillan Bloedel Limited, a forest and wood products company based in Vancouver, British Columbia.

INCUMBENT DIRECTORS WHOSE TERMS WILL EXPIRE IN 1998

        Dempsey Boyd, age 70, founded the Company in 1956, and has been Chairman of the Board since April 1980. Mr. Boyd served as President of the Company from December 1962 until April 1980. Mr. Boyd is the father of Gail B. Cooper and Ginger B. Tibbs. See "Compensation Committee Interlocks and Insider Participation."

        Boyd Whigham, age 61, has been a Director of the Company since February 1989. He has been the District Attorney for the Third Judicial Circuit, in Barbour and Bulloch Counties, Alabama, since January 1993. Since prior to 1988, he operated a general civil law practice in Clayton, Alabama and periodically provided legal services to the Company and to Mr. Boyd.


INCUMBENT DIRECTORS WHOSE TERMS WILL EXPIRE IN 1999

        Richard C. Bailey, age 47, has served as Chief Financial Officer since joining the Company in August 1992 and has served as a Director since February 1995. He served as president and director of Eastern Inter-Trans Services, Inc., a dry van truckload carrier based in Columbus, Georgia, from December 1989 to August 1992. Mr. Bailey is a certified public accountant with a B.S. in accounting from Georgia State University. He was previously employed in various financial positions by Ernst & Young, Intermet Corporation and Snapper Products (a division of The Actava Group Inc.). Mr. Bailey has served on the Advisory Board of the University of Georgia Trucking Profitability Strategies Conference.

        Paul G. Taylor, age 58, has served as a director of the Company since May 1995. Mr. Taylor has served as President of Southeastern Freight Lines, Inc., a motor freight carrier, since 1988. Prior to 1988, he served as Senior Vice President of Operations of Southeastern Freight Lines, Inc.


RECOMMENDATION

        The Board of Directors recommends a vote FOR all of the foregoing nominees for Director.

                      AMENDMENT OF 1994 STOCK OPTION PLAN
                                (PROPOSAL NO. 2)


        On November 19, 1996, the Board of Directors of the Company unanimously adopted an amendment (the "Amendment") to the Company's 1994 Stock Option Plan (the "Plan"). The Amendment provides for the elimination of the provision which sets the maximum number of shares of the Company's Common Stock that may be issued and sold thereunder to any one employee at 50,000 share of stock. As of December 31, 1996, the Company had outstanding options to purchase 258,400 shares of Common Stock pursuant to the Plan. The Board of Directors believes that continuing to provide non-employee directors, executive officers and key employees of the Company with the ability to acquire a proprietary interest in the Company (i) is a significant value to the Company in its efforts to recruit and retain employees, executive officers and non-employee directors, (ii) instills loyalty and (iii) encourages the generation of long-term value for the Company's stockholders by aligning management and stockholder interests, and has therefore concluded that adoption of the Amendment is in the best interests of the Company and its stockholders.

        The provisions of the Plan, which was adopted by a majority of the Company's stockholders on March 28, 1994, are summarized below. Such summaries do not purport to be complete, and are qualified in their entirety by references to the full text of the Plan, a copy of which is attached to this Proxy Statement as Annex A.

ADMINISTRATION

        The Plan is administered by the Compensation Committee (the "Committee"), which has been delegated the authority by the Board of Directors to grant in its sole discretion options pursuant to the Plan to executive officers and key employees of the Company. The Committee will also make any other determinations necessary or advisable for the administration of the Plan, including interpretation of the Plan and related agreements and other documents. The Committee consists of four directors who are "disinterested persons" within the meaning of Rule 16b-3 promulgated by the Commission pursuant to the Exchange Act.

GRANT TO NON-EMPLOYEE DIRECTORS

        The Plan also provides that any person who is elected a non-employee member of the Board of Directors on or after the date of the prospectus relating to the Company's initial public offering shall be granted, as of the date such person becomes a Director, an option to purchase 5,000 shares of Common Stock.

        The exercise price of each option granted to a non-employee director under the Plan on the date of the prospectus relating to the Company's initial public offering was equal to the "price to public" set forth in such prospectus. The exercise price of each option granted to a non-employee director under the Plan after such date shall be equal to the fair market value of the Common Stock on the date of each grant. Options granted to non-employee directors are exercisable on the second anniversary of the date of grant and expire ten years from the date of grant.

COMMON STOCK SUBJECT TO THE PLAN

        The Company has reserved from its authorized but unissued shares of Common Stock 350,000 shares for grants pursuant to the Plan. Subject to certain adjustments as provided in the Plan, the number of shares that may be issued or transferred under the Plan shall not exceed in the aggregate 350,000 shares of Common Stock. Shares to be issued may be of original issuance or shares held in treasury; provided, however, that shares of Common Stock with respect to which an option has been exercised shall not again be available for options under the Plan.

        The maximum number of shares of Common Stock that may be issued and delivered under the Plan, the number of shares covered by outstanding options, and the prices per share applicable thereto, are subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations, mergers, reorganizations and similar events.

ELIGIBILITY

        Employees (approximately 807) of the Company may be granted options by the Committee. The Plan also provides that non-employee directors of the Company shall be granted, as of the date such person becomes a Director, options to purchase 5,000 shares of Common Stock.

PLAN BENEFITS

        The table below shows the stock options that were granted to each of the following persons or groups under the Plan from the inception of the Plan on March 28, 1994, through the date hereof.

                        PLAN BENEFITS PREVIOUSLY GRANTED

                                                              Dollar                     Number of
     Name and Position                                        Value                    Stock Options
     -----------------                                        ------                   -------------
     Donald G. Johnston                                        (1)                         15,000
     President, Chief Executive
     Officer and Director

     Dempsey Boyd                                              (1)                           --
     Chairman of the Board

     Richard C. Bailey                                         (1)                         50,000
     Chief Financial Officer and Director

     Executive Officer Group                                   (1)                         95,000

     Non-Executive                                             (1)                         25,000
     Director Group

     Non-Executive Officer                                     (1)                        138,400
     Employee Group

-------------------


(1) The stock options were granted under the Plan at an exercise price equal to the "price to public" as set forth in the prospectus relating to the Company's initial public offering. The actual value, if any, a person may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. On March 12, 1997, the closing sale price of the Common Stock on the Nasdaq National Market was $7.00.

        The number of stock options to be granted in the future under the Plan are not determinable for the above persons or groups, except for non-employee directors. As discussed above, pursuant to the Plan, each non-employee director is automatically granted an option to purchase 5,000 shares of Common Stock upon election as a director.


OPTION RIGHTS

        Option rights may constitute (i) incentive stock options that are intended to qualify as such under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) non-statutory options that are not intended to qualify as incentive stock options, or (iii) combinations of the foregoing. The aggregate fair market value at the time of grant of incentive stock options that may first become exercisable in a particular year may not exceed $100,000. The Plan provides that no incentive stock option shall be granted to any person who, at the time the incentive stock option would be granted, owns or is considered to own stock representing 10% of the total combined voting power of all classes of stock of the Company provided, however, that the limitation shall not apply if at the time an incentive stock option would be granted, the option price is at least 110% of the fair market value of the Common Stock subject to the incentive stock option and such option by its terms would not be exercisable after five years from the date on which the incentive stock option is granted.

        The option price of any incentive stock option must be not less than the fair market value of a share of Common Stock on the date on which the stock option is granted; the option price of any non-statutory stock option is determined by the Committee and may be less than the fair market value of a share of Common Stock on the date on which the stock option is granted. The option price for executive officers, key employees and non-employee directors is (i) payable in cash at the time of exercise, (ii) may be paid by the transfer to the Company of Common Stock owned by the optionee having a fair market value at the time of exercise equal to the option, or (iii) may be paid by a combination of such payment methods. Subject to the annual limit on stock option grants to a single optionee, successive grants may be made to the same optionee whether or not options previously granted remain unexercised. The Plan does not require that an optionee hold an option for a specified period and would permit immediate sequential exchanges of Common Stock at the time of exercise of options.

        No option right may be exercisable more than ten years from the date of grant. In the event of termination of the employment of an executive officer or key employee for any reason, including retirement, any unexercised option shall terminate unless the Committee in its discretion permits the option to be exercised after termination; provided, however, that no option may be exercised beyond the earlier of (i) the expiration of the period of exercisability of such option, or (ii) twelve months from the date of termination. In the event a non-employee director terminates membership on the Board of Directors for any reason, including death, an option held by him on the date of such termination may be exercised at any time prior to the earlier of (i) the expiration of the ten year term of the option pursuant to the Plan, or (ii) twelve months from the date of termination.

FEDERAL INCOME TAX CONSEQUENCES

        The following is a brief summary of certain of the federal income tax consequences to individuals receiving grants or awards under the Plan. The following summary is based upon federal income tax laws in effect on January 1, 1997 and is not intended to be complete or to describe any state or local tax consequences.

        Non-Qualified Stock Options. In general, (i) no income will be recognized by an optionee at the time a non-qualified stock option is granted;
(ii) at exercise, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (iii) at sale, appreciation (or depreciation) after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

        Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an incentive stock option. If shares of Common Stock are issued to the optionee pursuant to the exercise of an incentive stock option, and if no disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

        If shares of Common Stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss), depending on the holding period.

        Special Rules Applicable to Officers and Directors. In limited circumstances where the sale of stock received as a result of a grant could subject an officer or director to suit under Section 16(b) of the Exchange Act, the tax consequences to the officer or director may differ from the tax consequences described above. In these circumstances, unless a special election has been made, the principal difference usually will be to postpone valuation and taxation of the stock received so long as the sale of the stock received could subject the officer or director to suit under Section 16(b) of the Exchange Act, but no longer than six months.

        Tax Consequences to the Company. To the extent that a participant recognizes ordinary income in the circumstances described above, the participant's employer should be entitled to a corresponding deduction, provided, among other things, that such income meets the test of reasonableness, is an ordinary and necessary business expense, is not an "excess parachute payment" and is not disallowed by the $1 million limitation on certain executive compensation.

AMENDMENT

        The Plan may be amended from time to time by the Board of Directors, provided, however, that without further approval by the stockholders no such amendment shall (i) increase the total number of shares of Common Stock that may be issued pursuant to the Plan (unless necessary to effect certain adjustments), (ii) materially increase the benefits accruing to participants in the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan. Furthermore, in no event shall the Board of Directors amend any provisions of the automatic grants of options to non-employee directors more than once every six months other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, or the rules thereunder, or rules promulgated by the Commission.

        In addition, the Board of Directors shall not terminate, amend or modify the Plan in any manner so as to affect the price of the shares of Common Stock purchasable pursuant to any option theretofore granted under the Plan without the consent of the optionee or transferee of the option.

MISCELLANEOUS

        No option is transferable by an optionee except upon death, by will or the laws of descent and distribution. Options are exercisable during the optionee's lifetime only by the optionee.

        In the event of dissolution or liquidation of the Company or any merger or combination in which the Company is not a surviving corporation (except for a merger or combination with a corporation wholly owned by the Company or its stockholders), each outstanding option granted under the Plan shall terminate, but the optionee shall have the right immediately prior to such dissolution, liquidation, merger or combination to exercise his option, in whole or in part, to the extent that same is then presently exercisable.

VOTE REQUIRED FOR APPROVAL

        The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the Meeting is required to approve the Amendment.

RECOMMENDATION

        The Board of Directors recommends that the stockholders vote FOR approval of the Amendment.

                  APPROVAL OF A PLAN OF INTERNAL RESTRUCTURING
                                (PROPOSAL NO. 3)


BACKGROUND


                 On March 20, 1997, the Board of Directors of the Company unanimously approved a Plan of Internal Restructuring (the "Restructuring Plan") attached to this proxy statement as Exhibit A, subject to the approval of the stockholders of the Company, pursuant to which the assets, operations and employees of the Company would be transferred to a new, wholly-owned Alabama subsidiary (the "Alabama Subsidiary") of the Company (the "Restructuring"). If approved by the stockholders and implemented by the Company, the Restructuring will have no direct impact on the holders of outstanding Common Stock of the Company since it will not entail any increase or decrease or other material modification in the nature or number of shares of outstanding capital stock of the Company, either as the result of new issuances or otherwise.

                 As further described below, there are a number of considerations that management of the Company believes makes it prudent and desirable to pursue the Restructuring:

                 (1) under current law, the Restructuring will result in a substantial savings in the amount of Delaware franchise taxes and Alabama foreign franchise taxes paid by the Company.

                 (2) the Restructuring will not result in the acquisition or disposition of any material assets of the Company, except for the transfer of assets to the Alabama Subsidiary which will be controlled by the Company;

                 (3) no shares of capital stock of the Company will be issued or redeemed and the Restructuring will not otherwise have any material impact on the rights of the stockholders of the Company; and

                 (4) the Restructuring is not expected to entail any material federal or state tax costs to the Company or to the stockholders of the Company.

                 Substantial uncertainty presently exists as to whether Delaware law requires that the Restructuring be submitted for a vote of stockholders prior to its implementation. This uncertainty results because it is unclear whether the Restructuring constitutes a transfer of substantially all of the assets of the Company out of the ordinary course of business within the meaning of Section 271 of Delaware General Corporation Law (the "DGCL"). Although, as further described below, transfers will be made by the Company only to the Alabama Subsidiary (which will be controlled by the Company), existing legal precedent in Delaware provides no assurance that a stockholder vote is not required. Given this uncertainty, the Company has determined to seek stockholder approval by the affirmative vote of holders of a majority of the total number of outstanding shares of Common Stock at the Record Date. If the stockholders fail to approve the Restructuring as proposed, the Restructuring Plan will not be consummated.

REASONS FOR THE RESTRUCTURING

                 The primary reason for the Restructuring is to achieve cost savings to the Company. Under the DGCL, corporations are required to pay an annual franchise tax. Additionally, as a foreign corporation operating in Alabama, the Company is required to pay a foreign franchise tax in Alabama. If the Restructuring is implemented, under current law it will eliminate practically all the Alabama franchise tax and reduce the Delaware tax by approximately fifty percent. This change will result in an annual savings of approximately $37,000 to the Company.

DESCRIPTION OF THE RESTRUCTURING PLAN

General

                 The Restructuring Plan contemplates that the Company will transfer the majority of its assets and operations and liabilities to a newly created Alabama corporation (the "Alabama Subsidiary") in exchange for the issuance and sale to the Company of capital stock constituting all of the outstanding capital stock of the Alabama Subsidiary with the result that the Company will become a holding company.

                 The principal executive offices of the Alabama Subsidiary would be located at the Company's corporate headquarters at 3275 Highway 30, Clayton, Alabama 36016. The Company anticipates that the Chairman, President and Chief Financial Officer of the Company would initially be elected to serve as the Board of Directors of the Alabama Subsidiary.


Effect on Stockholder Rights

                 The Restructuring will not entail the issuance or redemption of any shares of capital stock of the Company. The outstanding stock of the Company will not be affected by the proposed internal restructuring. The stockholders of the Company will continue as such, with the same voting, dividend and liquidation rights and ownership interest as before.

                 If the Restructuring Plan is implemented, a substantial portion of the assets of the Company will be transferred to the Alabama Subsidiary. The result of such transfer will be that the Company's right to control the use and disposition of such assets will be exercised less directly than in the past by means of control over the composition of the Board of Directors of the Alabama Subsidiary, which in turn will elect the officers and otherwise control the business and affairs of the Alabama Subsidiary. Directors of the Alabama Subsidiary will be elected by the Board of Directors of the Company, which will be the sole stockholder of the Alabama Subsidiary. It is expected that the officers and other senior management employees of the Alabama Subsidiary will be comprised principally of persons also serving as officers and other senior executives of the Company.

                 In the event that the Company proposes to make a further disposition of the stock of the Alabama Subsidiary or if the Alabama Subsidiary disposes of its assets (other than in the ordinary course of business), in either case to an unrelated third party, the Company will seek stockholder approval for such transaction if the stock or assets involved constitute substantially all of the assets of the Company and its subsidiary taken as a whole. For this reason, the Restructuring does not alter stockholders' rights to approve such dispositions. The Company has no present intention to cause the Alabama Subsidiary to make a further transfer of assets. The Company does not intend to seek stockholder approval of any subsequent disposition of the assets or stock of the Alabama Subsidiary, unless such assets or stock constitute all or substantially all of the assets of the Company and the Alabama Subsidiary as a whole.

                 Management of the Company does not anticipate that any of the effects described above will in fact result in any material adverse impact on the Company's operations or the rights of stockholders of the Company.

Effect on the Company's Financial Statements

                 For financial accounting and reporting purposes, the Alabama Subsidiary will be fully consolidated with the Company and the Restructuring is not expected to otherwise have any material financial reporting implications for the Company.

Federal Income Tax Consequences

                 The Restructuring will not have any federal tax consequences for individual stockholders of the Company.

                 Subject to certain possible exceptions that are not expected to apply in the context of the Restructuring, the transfer of assets to a new subsidiary in exchange for common stock of that subsidiary generally is treated as a tax-free exchange under Section 351 of the Code. Consequently, it is expected that neither the Company nor the Alabama Subsidiary will recognize gain or loss for federal income tax purposes as a result of the Restructuring.

Conditions to the Implementation of the Restructuring Plan

                 In addition to being subject to the discretion of the Board of Directors, the implementation of the Restructuring Plan is subject to the Company's receipt of all necessary consents and approvals of lenders, lessors, state and/or local agencies and other parties as well as completion of various regulatory and administrative requirements. Management of the Company anticipates that in most cases it will be able to obtain the necessary regulatory and private approvals without undue expense or delay.

Rights of Dissenting Stockholders

                 If the proposed Restructuring Plan is consummated, a stockholder objecting to its terms or voting against the Restructuring Plan is not entitled to any appraisal or similar rights under Delaware law.

RECOMMENDATION

                 The Board of Directors recommends a vote FOR the approval of the proposed Restructuring Plan.

                      APPOINTMENT OF INDEPENDENT AUDITORS
                                (PROPOSAL NO. 4)

        The Board of Directors has appointed the firm of Deloitte & Touche LLP as independent auditors to audit the books, records and accounts of the Company for the year ending December 31, 1997. The Board of Directors recommends that such appointment be ratified.

        Representatives from Deloitte & Touche LLP are expected to be present at the Meeting and shall have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from stockholders.

RECOMMENDATION

        The Board of Directors recommends a vote FOR this proposal to ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors.


                             STOCKHOLDER PROPOSALS

        Any proposal by a stockholder intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company on or before December 16, 1997 to be included in the proxy materials of the Company relating to such meeting.


                                 OTHER BUSINESS

        It is not anticipated that any other matters will be brought before the Meeting for action; however, if any such other matters shall properly come before the Meeting, it is intended that the persons authorized under the proxies may, in the absence of instructions to the contrary, vote or act thereon in accordance with their best judgment.

        A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996, WHICH HAS BEEN FILED WITH THE COMMISSION PURSUANT TO THE EXCHANGE ACT, MAY BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO RICHARD C. BAILEY, CHIEF FINANCIAL OFFICER, BOYD BROS. TRANSPORTATION INC., 3275 HIGHWAY 30, CLAYTON, ALABAMA 36016.


                                        By Order of the Board of Directors,



                                        Gail B. Cooper
                                        Secretary


Clayton, Alabama
April 23, 1997

                                                                        ANNEX A




                         BOYD BROS. TRANSPORTATION INC.
                             1994 STOCK OPTION PLAN


                                   ARTICLE I.

                                   DEFINITIONS

     As used herein, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

     (a) "Annual Meeting Date" shall mean the date of the annual meeting of the stockholders of the Company at which the directors are elected.

     (b) "Board" shall mean the Board of Directors of the Company.

     (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (d) "Committee" shall mean the Board or a committee designated by the Board.

     (e) "Company" shall mean Boyd Bros. Transportation Inc., a Delaware corporation.

     (f) "Disabled Person" shall mean an Employee who, as determined by a licensed physician acceptable to the Committee and evidenced by a certificate to the Company, is completely unable to engage in his regular occupation by reason of any physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months; provided, however, that the determination of the Committee in its sole discretion as to the classification of an employee as a Disabled Person shall be final.

     (g) "Effective Date" shall mean March 17, 1994.

     (h) "Employee" shall mean any common law employee of the Company or any of its Subsidiaries who is determined by the Committee to be a "key employee" of the Company or such Subsidiary.

     (i) "Fair Market Value" shall mean the fair market value of the Stock as determined by the Committee for the date in question. If at the date any Option is granted, a public market shall exist for the Stock but such Stock is not trading on a national securities exchange in the United States, then, if the Stock is listed on the National Market List by the National Association of Securities Dealers, Inc. (the "NASD"), the fair market value per share of Stock shall be not less than the last sale price for such shares reflected on said market list for the date of the granting of such Option, and if the Stock is not listed on the National Market List of the NASD, then the fair market value per share of Stock shall be not less than 100% of the mean between the bid and asked quotations in the over-the-counter market for such shares on the date of the granting of such Option. If there is no bid and asked quotation for the Stock on the date of the granting of an Option, the fair market value per share of Stock shall be not less than 100% of the mean between the bid and asked quotations in the over-the-counter market for such shares on the closest date preceding said date. If the Stock is trading on a national securities exchange in the United States on the date of the granting of an Option, the fair market value per share of Stock shall be not less than 100% of the mean between the high and low prices at which such shares shall have been sold on such national securities exchange on the date of the granting of such Option. If the Stock is trading on a national securities exchange in the United States on the date of the granting of the Option but no sales of shares of Stock occurred thereon on the date of the granting of the Option, the fair market value per share of Stock shall be not less than 100% of the mean between the high and the low prices for such shares on the closest date preceding the said date of the granting of the Option. If the Stock is traded on more than one national securities exchange in the United States on the date of the granting of an Option, the Committee shall determine the principal national securities exchange for the purpose of determining the fair market value per Share.

     (j) "Incentive Stock Option" shall mean an option to purchase any stock of the Company that complies with and is subject to the terms, limitations and conditions of section 422 of the Code and any regulations promulgated with respect thereto.

     (k) "Nonemployee Director" shall mean an individual who (a) is now, or hereafter becomes, a member of the Board of Directors, and (b) is not an Employee.

     (l) "Nonstatutory Stock Option" shall mean an option to purchase any stock of the Company that does not qualify for treatment as an Incentive Stock Option under section 422 of the Code.

     (m) "Option" shall mean either an Incentive Stock Option or a Nonstatutory Stock Option granted to an Employee or Nonemployee Director pursuant to the Plan.

     (n) "Optionee" shall mean an Employee or Nonemployee Director to whom an Option has been granted hereunder.

     (o) "Plan" shall mean the Boyd Bros. Transportation Inc. 1994 Stock Option Plan, the terms of which are set forth herein.

     (p) "Stock" shall mean the $.001 par value common stock of the Company or, in the event that the outstanding shares of Stock are hereafter changed into or exchanged for shares of a different class or series of stock or other securities of the Company or some other corporation, such other stock or securities.

     (q) "Stock Option Agreement" shall mean a written document evidencing an Option grant by the Company to the Optionee under which the Optionee may purchase Stock under the Plan.

     (r) "Subsidiary" shall mean any corporation in which the Company owns or controls directly or indirectly at least 51% of the total combined voting power represented by all classes of stock issued by such corporation at the time of grant of any Option.


                                   ARTICLE II.

                                    THE PLAN

     2.1 Purpose. The purpose of the Plan is to advance the interests of the Company and its stockholders by affording selected Employees and Nonemployee Directors an opportunity to acquire or increase their proprietary interests in the Company by granting such persons Options to purchase Stock in the Company.

     2.2 Effective Date. The Plan shall become effective on the Effective Date; provided, however, that if the Plan is not approved by the holders of a majority of the shares of Stock of the Company represented at a meeting and entitled to vote thereon within 12 months before or after the date on which the Plan is adopted by the Board, the Plan and any Options granted thereunder shall terminate and become null and void.

     2.3 Termination Date. Subject to section 2.2 hereof, the Plan shall terminate and no further Options shall be granted hereunder upon the 10th anniversary of the date on which the Plan is adopted by the Board or the date on which the Plan is approved by the Company's stockholders, whichever first occurs.


                                  ARTICLE III.

                                  PARTICIPANTS

     The Committee may grant Options to any Employee as it may determine from time to time in its sole discretion. In addition, Nonemployee Directors shall be awarded Options on a nondiscretionary basis as provided in Article VII hereof.


                                   ARTICLE IV.

                                 ADMINISTRATION

     4.1 Duties and Powers of Committee. The Plan shall be administered by the Committee. The Board may from time to time remove members from, or add members to, the Committee and shall fill any vacancy on the Committee. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it may deem necessary. Subject to the express provisions of the Plan, the Committee shall have the discretion and authority to determine to whom from among the Employees an Option will be granted, the time or times at which each Option granted to an Employee may be exercised, the number of shares of Stock subject to each such Option and the terms and conditions of each such Stock Option Agreement. Subject to the express provisions of the Plan, the grant of an Option by the Committee shall be final and shall not be subject to approval by any other party. Subject to the express provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and requirements relating to it, to determine the details and provisions of each Stock Option Agreement, and to make all other determinations necessary or advisable in the administration of the Plan, including, without limitation, the amending or altering of the Plan and any Options granted hereunder as may be required to comply with or to conform to any federal, state or local laws or regulations. Notwithstanding the foregoing, the Committee shall not exercise discretion with respect to grants of Options to Nonemployee Directors or the terms and conditions of Stock Option Agreements with Nonemployee Directors, which shall be subject to Article VII hereof. No member of the Board or the Committee shall be liable to any person for any action or determination made in good faith with respect to the Plan or any Option granted hereunder. The determination of the Committee on the matters referred to in this section 4.1 shall be conclusive. Any and all powers and functions of the Committee may at any time and from time to time be exercised by the Board of Directors.

     4.2 Majority Rule. A majority of the members of the Committee shall constitute a quorum, and any action taken by a majority at a meeting at which a quorum is present or any action taken without a meeting evidenced by a writing executed by all the members of the Committee shall constitute the action of the Committee.


                                   ARTICLE V.

                         SHARES OF STOCK SUBJECT TO PLAN

     5.1 Limitations. Subject to adjustments pursuant to the provisions of section 5.2 hereof, the maximum number of shares of Stock that may be issued and sold hereunder shall not exceed an aggregate of 350,000 shares of Stock. Shares of Stock subject to an Option may be either authorized but unissued shares or shares issued and reacquired by the Company; provided, however, that shares of Stock with respect to which an Option has been exercised shall not again be available for option hereunder. If outstanding Options granted hereunder shall terminate or expire for any reason without being wholly exercised, the shares of Stock allocable to any unexercised portion of such Option may again be the subject of an Option granted under the Plan.

     5.2 Antidilution. In the event that the outstanding shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of merger, consolidation, reorganization, recapitalization, reclassification, combination of shares, stock split, stock dividend, split-up, split-off, spin-off, exchange of shares, issuance of rights to subscribe or change in capital structure:

         (a) The aggregate number and kind of shares of Stock for which Options may be granted hereunder shall be adjusted appropriately; provided, however, that the aggregate number of shares that may be issued under the Plan may not be increased thereby except for an increase merely reflecting a change in capitalization such as a stock dividend or stock split-up; and

         (b) The rights under outstanding Options granted hereunder, both as to the number of subject shares of Stock and the Option price, shall be adjusted appropriately; provided, however, that any Option granted to a Nonemployee Director pursuant to Article VII hereof shall be subject to only such adjustment as shall be necessary to maintain the proportionate interest of the Optionee and preserve, without exceeding, the value of the Option.

         (c) The foregoing adjustments and the manner of application thereof shall be determined solely by the Committee, and any such adjustment may provide for the elimination of fractional share interests. The adjustments required under this Article shall apply to any successor or successors of the Company and shall be made regardless of the number or type of successive events requiring adjustments hereunder.

     5.3 Merger or Liquidation. In the event of dissolution or liquidation of the Company or any merger or combination in which the Company is not a surviving corporation (except for a merger or combination with a corporation wholly owned by the Company or its stockholders in which an adjustment to the outstanding Options shall be made as provided above), each outstanding Option granted hereunder shall terminate, but the Optionee shall have the right immediately prior to such dissolution, liquidation, merger or combination to exercise his Option, in whole or in part, to the extent that same is then presently exercisable.


                                   ARTICLE VI.

                       OPTIONS TO BE GRANTED TO EMPLOYEES

     6.1 General. The provisions of this Article VI shall apply to Options granted by the Committee to Employees and, except as expressly set forth in
Article VII, shall not apply to Options granted to Nonemployee Directors.

     6.2 Option Grant. Each Option granted hereunder to an Optionee shall be evidenced by minutes of a meeting of the Committee or the written consent of the Committee, and by a written Stock Option Agreement dated as of the date of grant and executed by the Company and the Optionee. As to each such grant hereunder, the terms of the Option, including the Option's duration, time or times of exercise, and exercise price shall be stated in the Stock Option Agreement. The Stock Option Agreement shall clearly identify whether the Options granted are Incentive Stock Options or Nonstatutory Stock Options. If an Incentive Stock Option and a Nonstatutory Stock Option are issued together, the right of the Optionee to exercise or surrender one such Option shall not be conditioned on his surrender of, or failure to exercise, the other Option. The terms and conditions of each Stock Option Agreement shall be consistent with the Plan, and in the event of any inconsistencies between the Plan and any Stock Option Agreement, the terms of the Plan shall control.

     6.3 Optionee Limitations.

         (a) The Committee shall not grant an Incentive Stock Option to any person who, at the time the Incentive Stock Option would be granted, owns or is considered to own stock representing 10% of the total combined voting power of all classes of stock of the Company provided, however, that this limitation shall not apply if at the time an Incentive Stock Option would be granted, the Option price is at least 110% of the Fair Market Value of the Stock subject to the Incentive Stock Option and such Option by its terms would not be exercisable after five years from the date on which the Incentive Stock Option is granted. For purposes of the immediately preceding sentence, a person shall be considered to own (i) the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants; and (ii) the stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust in proportion to such person's stock interest, partnership interest or beneficial interest therein.

         (b) To the extent that the aggregate Fair Market Value of Stock with respect to which "incentive stock options" (within the meaning of section 422 of the Code, but without regard to section 422(d) of the Code) are exercisable for the first time by an Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company) exceeds $100,000, such options shall be treated as Nonstatutory Stock Options. The rule set forth in the preceding sentence shall be applied by taking options into account in the order in which they were granted. For purposes of this section 6.3(b), the Fair Market Value of Stock shall be determined as of the time the option with respect to such Stock is granted.

     6.4 Option Price. The per share Option price of the Stock subject to each Incentive Stock Option shall be equal to the Fair Market Value of the Stock on the date the Option is granted. The per share Option price of the Stock subject to each Nonstatutory Stock Option shall be determined by the Committee.

     6.5 Exercise Period. The period of the exercise of each Option shall be determined by the Committee, but in no instance shall the exercise period for an Incentive Stock Option exceed 10 years from the date of grant of the Option. The Committee shall have the right to accelerate, in whole or in part, from time to time, conditionally or unconditionally, rights to exercise any Option granted hereunder.

     6.6 Option Exercise. Unless otherwise provided in the Stock Option Agreement, an Option shall be exercisable in whole or in part at any time and from time to time prior to expiration of the Option. The Committee shall have the authority in its sole discretion to prescribe in any Stock Option Agreement that the Option may be exercised in installments during the term of the Option and to further condition an Optionee's right to exercise all or any portion thereof.

         (a) An Option may be exercised at any time and from time to time during the term of the Option as to any or all full shares of Stock that have become purchasable under the provisions of the Option, but not at any time as to fewer than 100 shares unless the remaining shares that are purchasable are fewer than 100 shares. The Option price shall be paid in full in cash upon the exercise of the Option, and the Company shall not be required to deliver certificates for such shares until such payment has been made; provided, however, that in lieu of immediately available funds, an Optionee may, to the extent permitted by the Stock Option Agreement at the date of grant, exercise his Option in whole or in part by tendering to the Company shares of Stock owned by him and having a Fair Market Value equal to the Option Price applicable to his Option, or a combination of immediately available funds and said shares. The Optionee shall not have any of the rights of a stockholder with respect to the shares of Stock subject to the Option until such shares have been issued or transferred to him upon the exercise of his Option.

         (b) An Option shall be exercised by written notice of exercise of the Option with respect to a specified number of shares of Stock delivered to the Company at its principal office, together with payment in full to the Company in accordance with section 6.5(a) at its principal office of the amount of the Option price for the number of shares of Stock with respect to which the Option is then being exercised. In addition to and at the time of payment of the Option price, the Optionee shall pay to the Company in cash the full amount of any federal and state withholding or other employment taxes required by any government to be withheld or otherwise deducted and paid by the Company in respect of such exercise. Unless otherwise determined by the Committee, any withholding obligation may be settled in shares of Stock, including shares with respect to which the Option is then being exercised. In addition, the Company shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company to the Optionee, upon such terms and conditions as the Committee shall prescribe.

     6.7 Nontransferability of Option. No Option shall be transferred by an Optionee otherwise than by will or the laws of descent and distribution. During the lifetime of an Optionee, his Option shall be exercisable only by him.

     6.8 Termination of Service. Except as otherwise provided in section 6.9 hereof, in the event of termination of the employment of an Optionee by the Company or a Subsidiary for any reason, including retirement, any Option held by him, to the extent not theretofore exercised, shall forthwith terminate unless the Committee, in its sole discretion, provides in the Stock Option Agreement that the Option shall be exercisable after such termination (but only to the extent of the number of shares of Stock with respect to which the Option may be exercised at the date of his termination of employment), and, provided further, that in no event shall any Stock Option Agreement provide for the extension of the period during which the Option may be exercised beyond the earlier of (i) the expiration of the period of exercisability of such Option as specified in the Stock Option Agreement, or (ii) twelve (12) months from the date of termination.

     6.9 No Right to Employment. Nothing in the Plan or in any Option or Stock Option Agreement shall confer on any person any right to continue in the employ of the Company or a Subsidiary or shall interfere in any way with any right the Company or a Subsidiary may have to terminate his employment at any time.

     6.10 Death or Disability of Holder of Option. In the event any Optionee dies or becomes a Disabled Person while he is an employee of the Company or a Subsidiary, any Option created pursuant to the Plan held by him may be exercised (but only to the extent of the number of shares with respect to which the Option may be exercised at the time of his disability or death) by him or his legatee or legatees under his will, or by his personal representative or distributees, within 12 months following the date of his disability or death, or such shorter period as may be specified in the Stock Option Agreement, but in no event after the expiration of the period of exercisability of such Option as specified in the Stock Option Agreement. If an Option granted hereunder shall be exercised by the personal representative of a deceased, disabled or former employee, or by a person who acquired an Option granted hereunder by bequest or inheritance or by reason of the death or disability of any employee or former employee, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such personal representative or other person to exercise such Option.


                                  ARTICLE VII.

                 OPTIONS TO BE GRANTED TO NONEMPLOYEE DIRECTORS

     7.1 Nondiscretionary Grant. Each Option granted hereunder to a Nonemployee Director shall be evidenced by a written Stock Option Agreement dated as of the date of grant and executed by the Company and the Optionee. Each such Stock Option Agreement shall include and conform to the terms and conditions set forth in this Article VII, and such other terms and conditions not inconsistent herewith.

     7.2 Initial Grant. Each Nonemployee Director serving on the Board of Directors on the date of the prospectus relating to the initial public offering of Stock by the Company shall be granted, as of such date, an Option to purchase 5,000 shares of Stock. The per share Option price of the Stock subject to each such Option shall be the "price to public" set forth in such prospectus. Each person who first becomes a Nonemployee Director after the date of the prospectus relating to the initial public offering of Stock shall be granted, as of the date such person becomes a director of the Company, an Option to purchase 5,000 shares with a per share Option price equal to the Fair Market Value of the Stock on such date.

     7.3 Option Price. Except as specified in section 7.2 hereof, the per share Option price of the Stock subject to each Option granted to a Nonemployee Director shall be equal to the Fair Market Value of the Stock on the date the Option is granted.

     7.4 Exercise Period. Each Option granted to a Nonemployee Director shall be exercisable on the second anniversary of the date of grant and shall expire on the tenth anniversary of the date of grant of the Option.

     7.5 Option Exercise. Each Option granted to a Nonemployee Director may be exercised in the manner described in section 6.6(a) and (b) hereof. Each such Stock Option Agreement shall provide for the exercise of such Option by payment of immediately available funds or by the tender of shares of Stock in the manner described in section 6.6(a) hereof.

     7.6 Nontransferability of Option. No Option shall be transferred by a Nonemployee Director otherwise than by will or the laws of descent and distribution. During the lifetime of an Optionee, his Option shall be exercisable only by him.

     7.7 Termination of Membership on the Board. If a Nonemployee Director terminates membership on the Board of Directors for any reason, including death, an Option held by him on the date of such termination may be exercised in whole or in part (but only to the extent of the number of shares of Stock with respect to which the Option was exercisable at the date of such termination) at any time prior to the earlier of (i) the expiration of the period of exercisability of such Option as specified in section 7.5, or (ii) 12 months from the date of termination. If an Option granted hereunder shall be exercised by the personal representative of a deceased Nonemployee Director, or by a person who acquired an Option granted hereunder by bequest or inheritance or by reason of the death of any Nonemployee Director, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such personal representative or other person to exercise such Option.

                                  ARTICLE VIII.

                               STOCK CERTIFICATES

     The Company shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of any Option granted hereunder or any portion thereof, prior to fulfillment of all of the following conditions:

         (a) The admission of such shares to listing on all stock exchanges on which the Stock is then listed;

         (b) The completion of any registration or other qualification of such shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body that the Committee shall in its discretion deem necessary or advisable; and

         (c) The obtaining of any approval or other clearance from any federal or state governmental agency that the Committee shall in its sole discretion determine to be necessary or advisable.


                                   ARTICLE IX.

                             PURCHASE FOR INVESTMENT

     Except as hereafter provided, the Board may require as a condition of issuance of any shares of Stock pursuant to this Plan that the holder of an Option granted hereunder shall, upon any exercise thereof, execute and deliver to the Company a written statement, in form satisfactory to the Company, in which such holder represents and warrants that such holder is purchasing or acquiring the shares of Stock acquired thereunder for such holder's own account, for investment only and not with a view to the resale or distribution thereof, and agrees that any subsequent resale or distribution of any of such shares of Stock shall be made only pursuant to either (a) a registration statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), which registration statement has become effective and is current with regard to the shares of Stock being sold, or (b) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the holder shall, prior to any offer of sale or sale of such shares of Stock, if required by the Company, obtain a prior favorable written opinion, in form and substance satisfactory to the Company, from counsel for or approved by the Company, as to the application of such exemption thereto. The foregoing restriction shall not apply to issuances by the Company so long as the shares of Stock being issued are registered under the Securities Act and a prospectus in respect thereof is current.


                                   ARTICLE X.

                                     LEGENDS

     The Company may endorse such legend or legends upon the certificates for shares of Stock issued upon exercise of an Option granted hereunder, and the Committee may issue such "stop transfer" instructions to its transfer agent in respect of such shares of Stock, as the Committee, in its discretion, determines to be necessary or appropriate to (i) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act, (ii) implement the provisions of any agreement between the Company and the Optionee with respect to such shares of Stock, or (iii) permit the Company to determine the occurrence of a disqualifying disposition, as described in section 421(b) of the Code, of shares of Stock transferred upon exercise of an Incentive Stock Option granted under the Plan.

                                   ARTICLE XI.

                 TERMINATION, AMENDMENT AND MODIFICATION OF PLAN

     The Board may at any time, upon recommendation of the Committee and notwithstanding section 2.4 hereof, terminate the Plan, and may at any time and from time to time and in any respect amend or modify the Plan; provided, however, that the Board, without approval of the stockholders of the Company, may not adopt any amendment to the Plan if the amendment would:

         (a) increase the total number of shares of Stock that may be issued pursuant to the Plan except as contemplated in section 5.2 hereof;

         (b) materially increase the benefits accruing to participants in the Plan; or

         (c) materially modify the requirements as to eligibility for participation in the Plan.

     Provided further, in no event shall any provision of Article VII hereof be amended more than once every six months other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, or the rules thereunder, or rules promulgated by the Securities and Exchange Commission.

     Notwithstanding the foregoing, the Board shall not terminate, amend or modify the Plan in any manner so as to affect the price of the shares of Stock purchasable pursuant to any Option theretofore granted under the Plan without the consent of the Optionee or transferee of the Option. Neither the amendment, suspension nor termination of the Plan shall, without the consent of the holder of the Option, impair any rights or obligations under any Option theretofore granted.


                                  ARTICLE XII.

                    RELATIONSHIP TO OTHER COMPENSATION PLANS

     The adoption of the Plan shall not affect any other stock option, incentive or other compensation plans in effect for the Company, nor shall the adoption of the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees. Any benefits earned or income realized under the Plan shall not be deemed to constitute compensation or income for purposes of any other plan or payroll practice of the Company or any Subsidiary, except as expressly set forth in such other plan or practice.


                                  ARTICLE XIII.

                                  MISCELLANEOUS

     13.1 Plan Binding on Successors. The Plan shall be binding upon the Company, its successors and assigns.

     13.2 Number and Gender. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

     13.3 Headings. Headings of articles and sections hereof are inserted for convenience and reference only and constitute no part of the Plan.

     13.4 Applicable Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Alabama, without reference to the principles regarding conflicts of laws.

     13.5 Restricted Shares. Any and all shares of Stock issued pursuant to this Plan shall be subject to the terms and conditions of any other agreement between the Optionee and the Company with respect to such shares of Stock.

                                                                      APPENDIX A


                                         THIS PROXY IS SOLICITED ON BEHALF OF
                                         THE BOARD OF DIRECTORS. The undersigned
                                         hereby appoints Richard C. Bailey and
                                         Gail B. Cooper and each of them with
                                         power of substitution in each, proxies
                                         to appear and vote, as designated
                                         below, all Common Stock of Boyd Bros.
                                         Transportation Inc. held of record on
                                         April 4, 1997 by the undersigned, at
                                         the Annual Meeting of Stockholders to
                                         be held on May 27, 1997, and at all
                                         adjournments thereof. Management
                                         recommends a vote in favor of all
                                         nominees listed in Item 1 and in favor

                                         of Proposals 2, 3 and 4.


BOYD BROS. TRANSPORTATION INC.

3275 HIGHWAY 30


CLAYTON, ALABAMA 36016



---------------------------------------------------------



                                Proxy


1.  ELECTION OF DIRECTORS

   Director Nominees:  Donald G. Johnston, Glyn E. Newton and W. Wyatt Shorter
    (each for a 3 year term) and Stephen J. Silverman (for a 2 year term)



         [ ] FOR all director nominees listed above               [ ] WITHHOLD AUTHORITY
           (except as marked to the contrary)                     to vote for all director nominees listed above



 INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE


                   A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST ABOVE.



2.  PROPOSAL TO RATIFY AN AMENDMENT TO THE 1994 STOCK OPTION PLAN.



       [ ] FOR            [ ] AGAINST            [ ] ABSTAIN



3.  PROPOSAL TO APPROVE A PLAN OF INTERNAL RESTRUCTURING.



       [ ] FOR            [ ] AGAINST            [ ] ABSTAIN



4. PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS.


       [ ] FOR            [ ] AGAINST            [ ] ABSTAIN


5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.



THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED. IF NO INDICATION IS MADE, IT WILL BE VOTED IN FAVOR OF ALL DIRECTOR-NOMINEES AND IN FAVOR OF PROPOSALS 2, 3 AND 4.



                                                 Dated:  , 1997


                                                 Signature(s)

                                                 (Please sign as name appears on
                                                 proxy. When shares are held by
                                                 joint tenants, both should
                                                 sign. When signing in a
                                                 fiduciary or representative
                                                 capacity, give full title as
                                                 such.)

PLEASE MARK, DATE, AND SIGN THIS PROXY, INDICATING ANY CHANGE OF ADDRESS, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. THE ENCLOSED ENVELOPE ALREADY IS ADDRESSED AND NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.